EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Professional Managers (the “Trust”), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for the period ended November 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/ John Buckel		/s/ Jennifer Lima
John Buckel		Jennifer Lima
President, Trust for Professional Managers		Treasurer, Trust for Professional Managers

Dated:	February 7, 2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Trust for purposes of Section 18 of the Securities Exchange Act of 1934.